EXHIBIT 10.2

FIRST AMENDMENT

TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

First Amendment (“Amendment”) made as of the 1st day of November, 2007 to the Amended and Restated Employment Agreement (“Employment Agreement”) dated as of November 29, 2002, by and between Boston Properties, Inc., a Delaware corporation with its principal executive office in Boston, Massachusetts (the “Company”), and Edward H. Linde (“Employee”).

WHEREAS, the parties hereto desire to amend the Employment Agreement to comply with the requirement of Section 409A of the Internal Revenue Code of 1986, as amended; and

WHEREAS, the parties hereto desire that this Amendment be deemed a modification and an amendment to the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Company and Employee agree as follows:

1. Subparagraph 8(e) of the Employment Agreement is hereby amended by deleting subsubparagraph (ii) thereof in its entirety and substituting therefor the following:

“(ii) Employee may terminate his employment hereunder for Good Reason. “Good Reason” shall mean: (A) a substantial adverse change, not consented to by Employee, in the nature or scope of Employee’s responsibilities, authorities, powers, functions, or duties under this Agreement; (B) a breach by the Company of any of its material obligations hereunder; or (C) a material change in the geographic location at which Employee must perform his services. To constitute Good Reason termination, Employee must (1) provide written notice to the Company within ninety (90) days of the initial existence of the event constituting Good Reason, (2) may not terminate his employment pursuant to this subparagraph unless the Company fails to remedy the event constituting Good Reason within thirty (30) days after such notice has been deemed given pursuant to this Agreement, and (3) Employee must terminate employment with the Company no later than thirty (30) days after the end of the thirty-day period in which the Company fails to remedy the event constituting Good Reason.”

2. Subparagraph 8(e)(iii) of the Employment Agreement is hereby amended by adding the clause “(the “Release”) no later than twenty-one (21) days after the Date of Termination,” after the word “Company” in the second sentence thereof.

3. Subparagraph 8(e)(iii) of the Employment Agreement is further amended by deleting the last sentence of clause (A) thereof and substituting therefor the following:

“The Severance Amount shall be paid in equal installments in accordance with the Company’s then payroll practice over a twelve (12) month period beginning with the first payroll date after the execution of the Release and the lapse of the seven-day revocation period provided in the Release. Solely for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), each installment payment is considered a separate payment;”

4. Subparagraph 8(e)(iii) of the Employment Agreement is hereby amended by adding the following clause (E) at the end of clause (D):

“(E) Anything in this Agreement to the contrary notwithstanding, if at the time of Employee’s separation from service, Employee is considered a ‘specified employee’ within the meaning of Section 409A(a)(2)(B)(i) of the Code, and if any payment that Employee becomes entitled to under this Agreement would be considered deferred compensation subject to interest and additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, then no such payment shall be payable prior to the date that is the earlier of (1) six months and one day after Employee’s separation from service, or (2) Employee’s death, and the initial payment shall include a catch-up payment covering amounts that would otherwise have been paid during the six-month period but for the application of this provision.”

5. All other provisions of the Employment Agreement shall remain in full force and effect according to their respective terms, and nothing contained herein shall be deemed a waiver of any right or abrogation of any obligation otherwise existing under the Employment Agreement except to the extent specifically provided for herein.

IN WITNESS WHEREOF, this Amendment has been executed as a sealed instrument by the Company and by Employee as of the date first above written.

BOSTON PROPERTIES, INC.

By:  /s/  E. Mitchell Norville

        Name: E. Mitchell Norville

        Title: Executive Vice President,

                  Chief Operating Officer

/s/  Edward H. Linde

EDWARD H. LINDE

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